                                                                  Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                              HMI INDUSTRIES INC.


                 FIRST:           The name of the company is HMI Industries Inc.

                 SECOND:          The address of its registered office in the
State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                 THIRD:           The nature of the business or purposes to be
conducted or promoted is:

                          To develop, manufacture, fabricate, assemble,
                 purchase or otherwise acquire, lease, rent, store, sell, trade, exchange, job, import, export, deal in or deal with, or transfer or otherwise dispose of vacuum cleaners and other household and institutional appliances, and any accessories, parts, aids, materials, liquids or solvents used or usable in connection therewith.

                          To conduct any lawful business or to engage in any
                 lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                          To acquire, and pay for in cash, stock or bonds of
                 this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

                          To acquire, hold, use, sell, assign, lease, grant
                 licenses in respect of, mortgage or otherwise dispose of letters patent of United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.


                          To acquire by purchase, subscription or otherwise,
                 and to take receive, hold, own, use or otherwise employ, guarantee, sell, assign, exchange, transfer, mortgage, pledge, lend or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the governmental of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other




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                 political subdivision or by any government agency, and as
                 owner thereof to possess and exercise all the rights, powers and privileges of ownership, do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

                          To borrow or raise money for any of the purposes of
                 the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute, issue and deliver promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment and full performance of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the assets of the corporation, whether real, personal or mixed (including intangibles) and whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such promissory notes, bonds, debentures and other instruments or obligations of the corporation for its corporate purposes.

                          To purchase, receive, take by grant, gift, devise,
                 bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer, assign or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

                          In general, to possess and exercise all the powers
                 and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this certificate of incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

                          The business and purposes specified in the foregoing
                 clauses shall, except where otherwise expressed, be in no way limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.


                 FOURTH:          The total number of shares of capital
                 stock which the corporation shall have authority to issue is ten million three hundred thousand (10,300,000) shares, of which ten million (10,000,000) shares shall be common stock having a par value of One Dollar ($1.00) per share and three hundred thousand (300,000) shares shall be preferred stock having a par value of Five Dollars ($5.00) per share. Subject to the requirement of Section 242 (d) (1) of the General Corporation Law of Delaware, the authorized number of shares of either common or preferred stock may be increased or decreased by the affirmative vote





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                 (taken without regard to class) of the holders of a
                 majority of the capital stock of the corporation entitled to vote. The common stock and the preferred stock may be issued in classes or series from time to time with such voting powers and such designations, preferences, and relative, participation, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such common stock or preferred stock or any class or series thereof adopted by the Board of Directors pursuant to the authority hereby vested in it. Without limitation on the generality of the foregoing, the common stock and the preferred stock, and any class or series thereof, may have such voting powers, full or limited, or no voting powers, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such common stock or preferred stock, or any class or series thereof. The preferred stock, or any class of series thereof, may be made subject to redemption at such time or times and at such price or prices, may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of any class of stock of the corporation at such price or prices or at such rates of exchange and with such adjustments, and shall be subject to such provisions as to reissue upon redemption or purchase by or surrender to the corporation, including the prohibition thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such preferred stock or any class or series thereof; and further, each holder of such preferred stock and of any class or series thereof shall be entitled to receive dividends at such rates, on such conditions, with such preferences (whether cumulative or noncumulative) and at such times, and to have such rights upon the dissolution of, or upon any distribution of assets of, the corporation, as shall also be stated and expressed in the said resolution or resolutions adopted by the Board of Directors as aforesaid.

                 FIFTH:           The name and mailing address of the
incorporation is as follows:

     Name                         Mailing Address
     ----                         ---------------

     Charles D. Leist             135 W. LaSalle Street, Chicago, Illinois
                                  60603

                 SIXTH:           The board of directors shall initially
consist of three members, the same being:

     Name                         Mailing Address
     ----                         ---------------

     Frank C. Callahan            203 N. Wabash Avenue, Chicago, Illinois 60601
     Albert E. Kramer             203 N. Wabash Avenue, Chicago, Illinois 60601
     George P. Brit               203 N. Wabash Avenue, Chicago, Illinois 60601

                 SEVENTH:                  The corporation is to have perpetual
existence.





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                 EIGHTH:          In furtherance and not in limitation of the
powers conferred by statute, the board of directors is expressly authorized:

                                  To make, alter or repeal the by-laws of the
                 corporation.

                                  To authorize and cause to be executed
                 mortgages and liens upon the real and personal property of the corporation.

                                  To set apart out of any of the funds of the
                 corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                                  By a majority of the whole board, to
                 designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

                 NINTH:           Each member of the board of directors and of
       any committee designated by the board of directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the board of directors or by any such committee, or in relying in good faith upon other records of the corporation.

                 TENTH:           Meetings of stockholders may be held within
       or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

                 ELEVENTH:        The corporation reserves the right to
       amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.





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                 TWELFTH:         In the event that any  Business Combination
       with any Related Person has not been approved, adopted or authorized by the affirmative vote of two-thirds of the Continuing Directors, the terms of such Business Combination either must be approved, adopted or authorized by at least 80% of the Voting Stock entitled to be voted (regardless of whether or not any vote of stockholders of the corporation is otherwise required by law or agreement), or must provide that the holders of all shares of each class, and of each series of each class, of outstanding Voting Stock shall be entitled to receive (and such Related Person shall be obligated to assure the receipt of) cash, securities and other property having a fair value as determined by a majority of the Continuing Directors, and Other Consideration, if any, of aggregate value per share not less than the higher of (1) the highest prices per share that such Related Person paid to acquire any shares of such class or series, as the case may be, pursuant to a tender offer, cash purchase, open market transaction or privately negotiated sale not effected on the open market at any time prior to the record date set to determine the stockholders entitled to vote on the proposed Business Combination, and (2) the Highest Recent Price per share.

                      For the purposes of this article twelfth:


                          (I) The term 'Business Combination' shall mean (a) any merger, consolidation or exchange of shares of the corporation and/or any of its subsidiaries with or into, or proposed by or on behalf of, any Related Person, regardless of which entity is the survivor; (b) any sale, lease, exchange, transfer, mortgage or any other security device, or other disposition of assets (other than the sales of products or services in the ordinary course of business) of the corporation (including any securities of subsidiaries) and/or any of its subsidiaries collectively having an aggregate net book value exceeding 50% of the stockholders' equity in the corporation according to the corporation's most recently published annual or quarterly consolidated balance sheet, to any Related Person, in one or more transactions; (C) any sale, lease, exchange, transfer, mortgage or any other security device, or other disposition, of assets having a fair value, as determined by a majority of the Continuing Directors, exceeding 50% of the stockholder's equity in the corporation according to its most recently published annual or quarterly balance sheet, by any Related Person, or proposed by or on behalf of any Related Person, to corporation and/or any of its subsidiaries; (d) any issuance or transfer of any securities of the corporation and/or any of its subsidiaries by the Corporation and/or any of its subsidiaries to any Related Person, other than pro rata to all stockholders of the corporation; (e) any reclassification of shares or recapitalization of the corporation or any of its subsidiaries that would have the effect of increasing the voting power of any Related Person in the corporation, other than solely by fractional share settlements in a pro rata stock dividend or split; (f) any issuance or transfer of any securities of any Related Person to the corporation and/or any of its subsidiaries, other than pro rata to all stockholders of the Related Person; (g) any liquidation or dissolution of the corporation proposed by or on behalf of any Related Person; or (h) any plan,





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                      agreement, contract, proposal or other arrangement
                      providing for any of the above transactions.

                          (ii) The term 'Related Person' shall mean and include
                      collectively (a) any Person which, alone or together with its Affiliates and Associates, Beneficially Owns shares of capital stock of the corporation having more than 15% of the voting power of the outstanding Voting Stock of Corporation, (b) any Affiliate or Associate of any such Persons, and (C) any other person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Voting Stock of the corporation.

                          (iii) The term 'Person' shall mean and include any
                      individual, corporation, partnership, firm, association, trust or other person or entity or group (whether or not it has a legal identity).

                          (iv) The term 'Affiliate' shall mean any Person that
                      directly, or indirectly through one or more
                      intermediaries, controls, or is   controlled by, or is
                      under common control with, a specified Person.

                          (v) The term 'Associate' shall mean (i) any person of
                      which a specified Person is a director, officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of its equity securities, (ii) any trust or other estate in which a specified Person has a substantial beneficial interest or as to which such specified Person serves as trustee or in a similar capacity, and (iii) any relative or spouse of a specified Person, or any relative of such spouse.

                         (vi) The terms  'Beneficially Owns' and 'Beneficial
                      Owner' shall refer to either or both of the following powers possessed by any person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, either alone or shared with others: (a) voting power, including the power to vote, or to direct the voting of, a security; or (b) investment power, including either a right to acquire or the power to dispose of, or to direct the acquisition or disposition of, a security.

                        (vii) The term 'Voting Stock' shall mean all outstanding
                      shares of capital stock to the corporation entitled to vote generally in the election of Directors, other than any stock having such right only by reason of the occurrence of a contingency.

                       (viii) The term 'Continuing Director' shall mean a
                      Director who is not a Related Person and who was not proposed for election as a Director by or on behalf of a Related Person.





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                         (ix) The term 'Highest Recent Price' of any class or
                      series of Voting Stock shall mean the highest sale price reported during the 30 day period immediately preceding the date in question of a share of such stock on the Composite Tape for American Stock Exchange-Listed Stocks, or if such stock is not quoted on such Composite Tape, on the American Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest asked quotation for a share of such stock reported during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations Systems or any system then in use, or if no such quotations are available, the fair value on the date in question of a share of such stock as determined by a majority of Continuing Directors.

                        (x) The term 'Other Consideration' shall apply in a
                      Business Combination in which the corporation is the surviving or acquiring corporation, and shall mean the stock of the corporation retained by its existing public stockholders.

                      Continuing Directors, in making determinations pursuant to this article twelfth, may engage for the account of the corporation such persons, including investment banking firms and the independent accountants who have reported on the most recent audited financial statements of the corporation, and utilize employees and agents of the corporation, who will in the judgment of the Continuing Directors, be of assistance of them. Any such determination when made in good faith of the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the corporation and its stockholders.

                      THIRTEENTH:      No action that requires the vote or
consent of stockholders of the corporation may be taken without a meeting and vote of stockholders.

                      FOURTEENTH:      Notwithstanding any other provisions of
this certificate of incorporation or the bylaws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this certificate of incorporation or the by-laws of the corporation), the amendment or repeal of article twelfth, thirteenth or fourteenth of this certificate of incorporation shall require the affirmative vote of the holders of shares representing at least 80% of the shares of Voting Stock as defined in article twelfth entitled to be voted thereon.


                      FIFTEENTH:       No director of the corporation shall be
liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omission not in good faith or which involve intentional misconduct or knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law relating to unlawful payment of a dividend or unlawful stock purchase




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or redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

                      THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, makes this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of October, 1968.


/s/ Charles D.Leist
------------------
Incorporator


STATE OF ILLINOIS)
                 )  SS
COUNTY OF COOK   )


        BE IT REMEMBERED that on this 11th day of October, A.D., 1968, personally came before me, a Notary Public for the State of Illinois, Charles
D. Leist, the party to the foregoing certificate of incorporation, known to me personally to be such, and acknowledge the said certificate to be his act and deed and that the facts stated therein are true.

        GIVEN under my hand and seal of office the day and year aforesaid.

                                                   /s/ Louise G. Walker
                                                   --------------------
                                                        Notary Public





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